Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2022 Financial Results and Declares First Quarter 2023 Dividend of $0.38 per Share

BOSTON – February 28, 2023 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2022, and that its Board of Directors has declared a dividend of $0.38 per share for the first quarter of 2023.

“BCSF delivered strong fourth quarter earnings and full year 2022 financial results including attractive levels of interest income and net asset value growth driven by solid credit performance across our largely senior secured portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “For the second consecutive quarter, we are raising our regular quarterly dividend by 6% to $0.38 per share which represents a 9% annualized yield on book value, reflecting our view of the Company’s higher earnings power.”

QUARTERLY HIGHLIGHTS

•	Net investment income (NII) per share was $0.37, equating to an annualized NII yield on book value of 8.7% and 9.3% for 2022(1)(2);

•	Net income per share was $0.67, equating to an annualized return on book value of 15.7% and 9.8% for 2022(2);

•	Net asset value per share as of December 31, 2022 was $17.29, as compared to $16.98 as of September 30, 2022;

•	Gross and net investment fundings were $220.7 million and $58.7 million, respectively; Ending debt-to-equity (net of cash) was 1.14x, as compared to 1.20x as of September 30, 2022;

•	The Company increased the amount of commitments to its Sumitomo Credit Facility to $665.0 million, up from $635.0 million;

•	Subsequent to quarter-end, the Company’s Board of Directors increased its quarterly regular dividend by $0.02 per share to $0.38 per share for the first quarter to stockholders of record as of March 31, 2023(3); and

•	In February 2023, Kroll Bond Rating Agency, LLC (KBRA) assigned the Company an investment grade rating of BBB and Stable outlook.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2022	Q3 2022
Net investment income per share	$0.37	$0.47
Net investment income	$24.2	$30.1
Earnings per share	$0.67	$0.17
Dividends per share declared and payable	$0.36	$0.34

($ in millions, unless otherwise noted)	As of December 31, 2022	As of September 30, 2022
Total fair value of investments	$2,387.0	$2,293.5
Total assets	$2,592.4	$2,521.4
Total net assets	$1,116.4	$1,096.1
Net asset value per share	$17.29	$16.98

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2022, the Company invested $220.7 million in 44 portfolio companies, including $101.0 million in five new companies, $101.5 million in 38 existing companies and $18.2 million in International Senior Loan Program, LLC (“ISLP”). The Company had $162.0 million of principal repayments and sales in the quarter, resulting in net investment fundings of $58.7 million.

Investment Activity for the Quarter Ended December 31, 2022:

($ in millions)	Q4 2022	Q3 2022
Investment Fundings	$220.7	$433.0
Sales and Repayments	$162.0	$396.5
Net Investment Activity	$58.7	$36.5

As of December 31, 2022, the Company’s investment portfolio had a fair value of $2,387.0 million, comprised of investments in 132 portfolio companies operating across 31 different industries.

Investment Portfolio at Fair Value as of December 31, 2022:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,630.9	68.3%
Second Lien Senior Secured Loans	94.0	3.9
Subordinated Debt	43.9	1.8
Structured Products	22.8	1.0
Preferred Equity	80.9	3.4
Equity Interests	210.7	8.8
Warrants	0.5	0.0
Investment Vehicles	303.3	12.8
Subordinated Note in ISLP	187.0	7.8
Equity Interest in ISLP	62.6	2.6
Subordinated Note in SLP	51.0	2.2
Preferred and Equity Interest in SLP	2.7	0.2
Total	$2,387.0	100.0%

As of December 31, 2022, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.4% and 11.6%, respectively, as compared to 10.2% and 10.6%, respectively, as of September 30, 2022.(4) 94.5% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2022, three portfolio companies were on non-accrual status, representing 3.0% and 1.6% of the total investment portfolio at amortized cost and fair value, respectively.

As of December 31, 2022, ISLP’s investment portfolio had an aggregate fair value of $707.7 million, comprised of investments in 38 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 95.7% first lien senior secured loans, 2.8% second lien senior secured loans and 1.5% equity interests. 98.3% of ISLP’s debt investments at fair value were in floating rate securities.

As of December 31, 2022, SLP’s investment portfolio had an aggregate fair value of $546.7 million, comprised of investments in 48 portfolio companies operating across 21 different industries.(5) The investment portfolio on a fair value basis was comprised of 96.0% first lien senior secured loans and 4.0% second lien senior secured loans. 98.2% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended December 31, 2022 and September 30, 2022, total investment income was $62.4 million and $58.8 million, respectively. The increase in investment income was primarily due to an increase in interest income as a result of higher base rates.

Total expenses (before taxes) for the three months ended December 31, 2022 and September 30, 2022 were $37.3 million and $28.7 million, respectively. The increase was primarily driven by an increase in incentive fees due to a higher Cumulative Net Return under the Company’s incentive fee structure that has a total return three-year look back feature.(6)

Net investment income for the three months ended December 31, 2022 and September 30, 2022 was $24.2 million or $0.37 per share and $30.1 million or $0.47 per share, respectively.

During the three months ended December 31, 2022, the Company had net realized and unrealized gains (losses) of $19.3 million.

Net increase in net assets resulting from operations for the three months ended December 31, 2022 was $43.5 million, or $0.67 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2022, the Company had total principal debt outstanding of $1,395.5 million, including $443.0 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.0 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended December 31, 2022, the weighted average interest rate on debt outstanding was 4.3%, as compared to 3.7% for the three months ended September 30, 2022.

As of December 31, 2022, the Company had cash and cash equivalents (including foreign cash) of $59.8 million, $207.3 million of capacity under its Sumitomo Credit Facility and $50.0 million of capacity under the Revolving Advisor Loan. As of December 31, 2022, the Company had $303.7 million of undrawn investment commitments.

As of December 31, 2022, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.25x and 1.14x, respectively, as compared to 1.25x and 1.20x, respectively, as of September 30, 2022.

Endnotes

(1)	The accounting classification of certain earnings as reported in the Company’s financial statements on Form 10-Q for the quarter ended September 30, 2022 were reclassified. The reclassification is related to an earnings revision from dividend income to realized gain on investments. The revisions do not have any impact on the Company’s net asset value per share as of September 30, 2022 as previously reported.

(2)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown. Please refer to Note 12 in the Company’s Form 10-K for additional information regarding the 2022 return calculations.

(3)	The first quarter dividend is payable on April 28, 2023 to holders of record as of March 31, 2023.

(4)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(5)	SLP acquired 70% of the member equity interests of the Company’s 2018-1 portfolio (“2018-1”). The Company retained 30% of the 2018-1 membership interests as a non-controlling equity interest.

(6)	The incentive fee based on income is subject to a cap of 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters, which is defined as (x) pre-incentive fee net investment income of the relevant Trailing Twelve Quarters less (y) any Net Capital loss, if any, in respect of the relevant trailing twelve quarters. “Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in respect of such period and (ii) aggregate capital gains, whether realized or unrealized, in respect of such period.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on March 1, 2023. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-407-4018
•	International: 1-201-689-8471
•	Conference ID: 13736325

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2022 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 8, 2023 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 13736325#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,846,172 and $1,921,970, respectively)	$1,774,947	$1,901,054
Non-controlled/affiliate investment (amortized cost of $133,808 and $100,888 respectively)	173,400	113,290
Controlled affiliate investment (amortized cost of $439,958 and $288,526, respectively)	438,630	274,761
Cash and cash equivalents	30,205	87,443
Foreign cash (cost of $34,528 and $30,877, respectively)	29,575	29,979
Restricted cash and cash equivalents	65,950	86,159
Collateral on forward currency exchange contracts	9,612	2,815
Deferred financing costs	3,742	2,178
Interest receivable on investments	34,270	19,269
Receivable for sales and paydowns of investments	18,166	30,334
Prepaid Insurance	194	193
Unrealized appreciation on forward currency exchange contracts	62	5,321
Dividend receivable	13,681	18,397
Total Assets	$2,592,434	$2,571,193

Liabilities
Debt (net of unamortized debt issuance costs of $10,197 and $15,718, respectively)	$1,385,303	$1,414,982
Interest payable	12,130	7,058
Payable for investments purchased	34,292	7,594
Base management fee payable	8,906	8,792
Incentive fee payable	9,216	4,727
Accounts payable and accrued expenses	2,954	6,083
Distributions payable	23,242	21,951
Total Liabilities	1,476,043	1,471,187

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	65	65
Paid in capital in excess of par value	1,168,384	1,168,384
Total distributable earnings (loss)	(52,058)	(68,443)
Total Net Assets	1,116,391	1,100,006
Total Liabilities and Total Net assets	$2,592,434	$2,571,193

Net asset value per share	$17.29	$17.04

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Year Ended December 31,
	2022	2021	2020
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$138,984	$153,703	$170,914
Dividend income	634	514	787
PIK income	13,495	4,475	7,272
Other income	15,091	6,173	1,955
Total investment income from non-controlled/non-affiliate investments	168,204	164,865	180,928

Investment income from non-controlled/affiliate investments:
Interest from investments	7,470	1,818	639
Dividend income	4,109	—	—
PIK income	1,542	5,622	1,227
Other Income	—	—	202
Total investment income from non-controlled/affiliate investments	13,121	7,440	2,068

Investment income from controlled affiliate investments:
Interest from investments	19,819	11,822	2,644
Dividend income	18,401	12,601	8,537
PIK income	—	666	279
Other income	—	—	4
Total investment income from controlled affiliate investments	38,220	25,089	11,464
Total investment income	219,545	197,394	194,460

Expenses
Interest and debt financing expenses	52,318	51,345	63,309
Base management fee	34,669	34,888	35,215
Incentive fee	19,572	24,028	4,473
Professional fees	2,959	2,854	2,626
Directors fees	707	725	726
Other general and administrative expenses	5,777	5,038	5,398
Total expenses before fee waivers	116,002	118,878	111,747
Base management fee waiver	—	(4,837)	(2,676)
Incentive fee waiver	—	(4,519)	(674)
Total expenses, net of fee waivers	116,002	109,522	108,397
Net investment income before taxes	103,543	87,872	86,063
Excise tax expense	837	134	232
Net investment income	102,706	87,738	85,831

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(1,725)	25,084	(33,824)
Net realized gain (loss) on non-controlled/affiliate investments	(1,355)	—	—
Net realized loss on controlled affiliate investments	—	(3,858)	—
Net realized gain (loss) on foreign currency transactions	5,292	(3,496)	130
Net realized gain (loss) on forward currency exchange contracts	20,894	(23,773)	6,472
Net realized loss on extinguishment of debt	(747)	(4,859)	—
Net change in unrealized appreciation (depreciation) on foreign currency translation	(3,644)	(936)	108
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(5,259)	27,935	(22,396)
Net change in unrealized depreciation on non-controlled/non-affiliate investments	(50,309)	(568)	(6,744)
Net change in unrealized appreciation (depreciation) on non-controlled/affiliate investments	27,190	12,576	(174)
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	12,437	3,964	(21,125)
Total net gains (losses)	2,774	32,069	(77,553)

Net increase in net assets resulting from operations	$105,480	$119,807	$8,278

Basic and diluted net investment income per common share	$1.59	$1.36	$1.46
Basic and diluted increase in net assets resulting from operations per common share	$1.63	$1.86	$0.14
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	58,670,518

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2022, BCSF has invested approximately $6.5 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com